UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549
__________
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

___________
Date of Report (Date of earliest event reported):
January 5, 2011 (December 30, 2010)
__________
MAGNUM HUNTER RESOURCES CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32997 (Commission File Number)	86-0879278 (I.R.S. Employer Identification Number)

777 Post Oak Boulevard, Suite 910
Houston, Texas 77056
(Address of principal executive offices, including zip code)

(832) 369-6986
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.  Completion of Acquisition or Disposition of Assets.

On December 24, 2010, Magnum Hunter Resources Corporation (the “Company”) and Triad Hunter, LLC (“Triad”), a wholly owned subsidiary of the Company, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with Quest Eastern Resource LLC and PostRock MidContinent Production, LLC (collectively, the “Sellers”), pursuant to which Triad agreed to purchase from the Sellers certain oil and gas properties and leasehold mineral interests and related assets located in Wetzel and Lewis Counties, West Virginia and certain additional assets (the “Purchased Assets”).  The acquisition of the Purchased Assets is expected to close in three phases.

The first phase of the acquisition of the Purchased Assets closed on December 30, 2010 and was effective as of November 1, 2010.  The first phase included the purchase of the Wetzel County assets for $28 million, subject to adjustments, payable one-half in cash and one-half in restricted shares of the Company’s common stock (the “Share Consideration”).  The value of the Share Consideration was based on the volume weighted average price of the Company’s common stock on the NYSE Amex for the 10 consecutive trading days prior to the date on which the parties entered into the Purchase Agreement, or approximately $6.21 per share.  The issuance of the Share Consideration was undertaken in reliance upon the exemption from the registration requirements of the Securities Act of 1933, as amended, afforded by Section 4(2) promulgated thereunder.

The Purchase Agreement, the Purchased Assets and the terms and conditions of the purchase by Triad of the Purchased Assets are described in more detail in the Form 8-K filed by the Company with the Securities and Exchange Commission on December 30, 2010.

The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) The Company will file any required financial statements for the business acquired in the transaction described in Item 2.01 of this report under cover of Form 8-K/A no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(b) The Company will furnish the required pro forma financial information for the transaction described in Item 2.01 of this report under cover of Form 8-K/A no later than 71 calendar days after the date on which this Current Report on Form 8-K is required to be filed.

(d)           Exhibits.

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of December 24, 2010, by and among Magnum Hunter Resources Corporation, Triad Hunter, LLC, Quest Eastern Resource LLC and PostRock MidContinent Production, LLC*+
*	The exhibits and the schedules to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Commission upon request.
+	Portions of this exhibit are subject to a request for confidential treatment and have been redacted and filed separately with the Securities and Exchange Commission.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNUM HUNTER RESOURCES CORPORATION

Date: January 5, 2011	/s/ Gary C. Evans
Gary C. Evans,
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Purchase and Sale Agreement, dated as of December 24, 2010, by and among Magnum Hunter Resources Corporation, Triad Hunter, LLC, Quest Eastern Resource LLC and PostRock MidContinent Production, LLC*+
*	The exhibits and the schedules to the Purchase and Sale Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K and will be provided to the Commission upon request.
+	Portions of this exhibit are subject to a request for confidential treatment and have been redacted and filed separately with the Securities and Exchange Commission.